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                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
     (Amendment No. __)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

     Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

      Synthetic Industries, L.P.
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(Name of Registrant as Specified In Its Charter)

               The Mills Law Firm
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

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       (2) Form, Schedule or Registration Statement No.:

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       (3) Filing Party:

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       (4) Date Filed:

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                         [The Mills Law Firm letterhead]

                                October 17, 1997

     Re:  WININGER V. SI MANAGEMENT, L.P., ET AL.

Dear Client:

     As you know, we represent you with respect to your investment in Synthetic Industries, L.P. ("the Partnership"). We also represent approximately 22 percent of the other limited partners in the Partnership. Many of you have asked for our advice as to what to do with the "Proxy Relating to the Plan of Withdrawal and Dissolution of Synthetic Industries, L.P." (the "Proxy") and the "Withdrawal Election Agreement" you have received from the General Partner. There are two decisions for you to make. The first decision is whether or not you approve of the proposed transaction ("the Plan"). Our strongest advice is that you indicate a "NO" vote on the Proxy concerning the Plan.

     The second decision you need to make is whether you wish indicate a "Withdrawal Election" in order to "withdraw" some or all of your investment in the Partnership and receive cash through the Plan's Underwritten Sale in case the Plan is approved. Note that, contrary to what has been represented on some versions of the Proxy you may have received, you can vote against the Plan and still make a Withdrawal Election. If you wish to participate in the Underwritten Sale in the event the Plan is approved, you need to do two things:
First, you need to complete and return the Proxy, and indicate on the Proxy, below the boxes where you cast your vote on the Plan itself, that you wish to make a "Withdrawal Election." Second, you need to complete and return the Withdrawal Election Agreement, indicating what percentage of your investment you wish to withdraw. Withdrawal may result in the realization of capital gains and possible tax liability, so we suggest that you consult with your tax and financial advisor concerning your election to withdraw.

     Please be assured that a team of dedicated lawyers from our firm and our Delaware co-counsel are working very hard to protect your interests in this matter. We have brought two lawsuits -- in Delaware state court and in federal court in California -- seeking injunctions against the Plan. The defendants, of course, are opposing these lawsuits. We will let you know when we have a decision. In the meantime, if you have access to a computer, you can review the documents we filed in our California case through the internet at http://securities.stanford.edu/cases/si_mgt.html.



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     As you know from our Attorney Representation Agreement with you, we have a financial interest in this matter as counsel for you and the other limited partners. Other than this interest in potential attorney's fees and costs, none of our attorneys or employees have any financial interest relating to the Partnership or the Plan. (Federal regulations require that we make these disclosures.)

     As always, should you have any questions, please do not hesitate to call or write to us. We are doing our best to look out for your interests.

                                        Very truly yours,

                                        /S/Robert W. Mills

                                        Robert W. Mills